Exhibit 4.1 DESCRIPTION OF SECURITIES REGISTERED UNDER SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934 The following description is a general summary of the terms of the common shares, no par value, of Materion Corporation, an Ohio corporation (the “Company”). The description below does not include all of the terms of the common shares and should be read together with the Company’s articles of incorporation and code of regulations, copies of which have been filed previously with the Securities and Exchange Commission and are incorporated herein by reference, as well as applicable provisions of Ohio law. The Company’s authorized capital stock consists of 65,000,000 shares of stock, including:  60,000,000 common shares, no par value; and  5,000,000 preferred shares, no par value. Voting Rights Each outstanding common share is entitled to one vote on each matter submitted to a vote of shareholders. Except as outlined below or otherwise expressly required by the Company’s articles of incorporation or by statute, the vote of the holders of shares entitling them to exercise a majority of the voting power of the Company is required to approve any matters submitted to a vote of the shareholders. At each annual meeting of shareholders, each director will be elected by a plurality vote of all votes cast at such meeting for a term expiring at the next annual meeting of shareholders and until the election of their successors. The Company’s articles of incorporation prevent any shareholder from cumulating votes in the election of directors. The Company’s articles of incorporation provide that, in addition to any affirmative vote required by law or the Company’s articles of incorporation, any related party transaction shall require the affirmative vote of not less than both a majority of the Company’s outstanding voting stock and a majority of the portion of the Company’s outstanding voting stock excluding the voting stock owned by the related party involved in the related party transaction, except with respect to related party transactions (i) in which (a) the aggregate amount of the cash and the fair market value of consideration other than cash received per share by holders of outstanding shares of voting stock in the related party transaction is not less than the highest per share price paid by the related party in acquiring any of its holdings of such voting stock and (b) the form of consideration received by holders of shares of voting stock is cash or the same form of consideration used by the related party to acquire the largest percentage of voting stock owned by the related party and (ii) expressly approved by a majority vote of the continuing directors of the Company. For the purpose of the above voting requirements: (i) “related party transaction” shall mean (a) any merger or consolidation of the Company or any of its subsidiaries with a related party, (b) any sale, purchase, lease, exchange, transfer, or other transaction, other than in the ordinary course of business, between the Company or any of its subsidiaries and a related party involving the acquisition or disposition of assets for consideration of $5,000,000 or more in value, (c) the issuance or transfer of any securities of the Company or any of its subsidiaries to a related party (other than an issuance or transfer which is effected on a pro rata basis to all shareholders of the Company), (d) any reclassification of securities of the Company (including any reverse stock split) or recapitalization or other transaction involving the Company or any of its subsidiaries that would have the effect of increasing the voting power of the related party, except for any mandatory redemption required by the terms of outstanding securities, and (e) the adoption of any plan or proposal for the liquidation or dissolution of the Company in favor of which a related party votes its voting stock; (ii) “related party” shall mean (a) any individual, corporation, partnership, or other person, group or entity which, together with its affiliates and associates, is the beneficial owner of 10% or more, but less than 90%, of the Company’s voting stock or (b) any such affiliate or associate; (iii) “voting stock” shall mean all securities of the Company entitled to vote generally in the election of directors; and (iv) “continuing director” shall mean a director who either (a) was a member of the Company’s board of directors (the “Board”) immediately prior to the time that the related party involved in the related party transaction became a related party or (b) was designated (before his or her initial election as a director) as a continuing director by a majority of the then continuing directors. Additionally, the affirmative vote of the holders of at least 66 2/3% of the Company’s voting stock, voting as a single class, shall be required to alter, amend or adopt any provision inconsistent with or repeal the provisions of the Company’s articles of incorporation relating to related party transactions described above. Dividends Subject to any superior rights of any holders of preferred shares, each outstanding common share will be entitled to such dividends as may be authorized and declared from time to time by the Board out of legally available funds. The amount of dividends that the Company may pay is restricted by the terms of the Company’s credit facilities. Liquidation Rights In the event of the Company’s liquidation, dissolution or winding up, holders of common shares will be entitled to their proportionate share of any assets remaining after payment of liabilities and any amounts due to the holders of preferred shares. No Preemptive or Conversion Rights; No Redemption or Sinking Funds Holders of common shares have no preemptive rights and no right to convert or exchange their common shares into any other securities. No redemption or sinking fund provisions apply to the Company’s common shares. Preferred Shares The Board is authorized, without shareholder approval, to issue up to 5,000,000 preferred shares in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred shares, including voting rights, dividend rights, conversion rights, terms of redemption, liquidation preference, sinking fund terms and the number of shares constituting any series or the designation of a series. The Board can, without shareholder approval, issue preferred shares with voting and conversion rights that could adversely affect the voting power of the holders of common shares. Any preferred shares issued would also rank senior to common shares as to rights up on liquidation, winding-up or dissolution. The issuance of convertible preferred shares could have the effect of delaying, deferring or preventing a change in control of our company. Business Combinations with Certain Persons Chapter 1704 of the Ohio Revised Code prohibits certain business combinations and transactions between an “issuing public corporation” and an “Ohio law interested shareholder” for at least three years after the Ohio law interested shareholder attains 10% ownership, unless the board of directors of the issuing public corporation approves the transaction before the Ohio law interested shareholder attains 10% ownership. An “issuing public corporation” is an Ohio corporation with 50 or more shareholders that has its principal place of business, principal executive offices, or substantial assets within the State of Ohio, and as to which no close corporation agreement exists. An “Ohio law interested shareholder” is a beneficial owner of 10% or more of the shares of a corporation. Examples of transactions regulated by Chapter 1704 include the disposition of assets, mergers and consolidations, voluntary dissolutions and the transfer of shares. Subsequent to the three-year period, a transaction subject to Chapter 1704 may take place provided that certain conditions are satisfied, including:  prior to the interested shareholder’s share acquisition date, the board of directors approved the purchase of shares by the interested shareholder;  the transaction is approved by the holders of shares with at least 66 2/3% of the voting power of the corporation (or a different proportion set forth in the articles of incorporation), including at least a majority of the outstanding shares after excluding shares controlled by the Ohio law interested shareholder; or  the business combination results in shareholders, other than the Ohio law interested shareholder, receiving a fair price plus interest for their shares. Chapter 1704 is applicable to all issuing public corporations formed under Ohio law, unless a corporation’s articles of incorporation specifically states that Chapter 1704 does not apply to the corporation. The Company’s articles of incorporation do not contain a provision excluding it from the application of Chapter 1704.